EXHIBIT 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Gaynor, Paul H. Wilson, Jr. and Katherine A. O’Hara, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 of First Wind Holdings Inc. (File No. 333-152671) and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney.  For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Capacity	City and State	Date

	Director and Chief Executive Officer		, 2010
PAUL GAYNOR	(Principal Executive Officer)

	President, Chief Operating Officer and		, 2010
MICHAEL ALVAREZ	Chief Financial Officer
(Principal Financial Officer)

	Vice President and Chief Accounting Officer		, 2010
ANDREW URSITTI	(Principal Accounting Officer)

	Director		, 2010
RICHARD AUBE

/s/ Patrick C. Eilers	Director	Chicago, IL	March 5, 2010
PATRICK EILERS

/s/ Peter Gish	Director	Manila, PH	March 7, 2010
PETER GISH

/s/ Stephen Key	Director	Providence, RI	February 22, 2010
STEPHEN KEY

	Director		, 2010
BRYAN MARTIN

/s/ Jim W. Mogg	Director and Chairman of the Board	Evergreen, CO	February 27, 2010
JIM MOGG

Signature	Capacity	City and State	Date

	Director		, 2010
MATTHEW RAINO

/s/ Pat Wood	Director	Houston, Texas	March 22, 2010
PAT WOOD, III